Exhibit 10.54

     SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

     This Agreement, entered into on this11th day of October, 1999, and made effective as of July 1, 1999, by and between Enron Corp., an Oregon corporation ("Company") having its headquarters at 1400 Smith Street, Houston, Texas 77002, and Joseph W. Sutton ("Employee"), an individual residing at 31 Half Moon Court, The Woodlands, Texas 77380, is an amendment to that certain Executive Employment Agreement between the Company and Employee entered into the 23rd day of June, 1998, and made effective as of June 23, 1998 (the "Employment Agreement").

     WHEREAS, the parties desire to amend the Employment
Agreement to provide compensation and to make other amendments to the Employment Agreement as provided herein;

     NOW, THEREFORE, in consideration thereof and of the mutual covenants contained herein, the parties agree as follows:

     1. Exhibit "A" to the Employment Agreement is hereby deleted in its entirety and the attached Exhibit "A" is inserted in its entirety.

     2. Article 3, Section 3.5 of the Employment Agreement is hereby deleted in its entirety and the following is inserted in its place:

     "3.5 Upon an Involuntary Termination of the employment relationship by either Employer or Employee prior to the expiration of the Term, Employee shall be entitled, in consideration of Employee's continuing obligations hereunder after such termination (including, without limitation, Employee's non-competition obligations), to receive one hundred percent (100%) of the then current Monthly Base Salary and Bonus as described on Exhibit "A" as if Employee's employment (which shall cease on the date of such Involuntary Termination) had continued for the full Term of this Agreement. Further, upon an Involuntary Termination after the Term expires, Employee shall be entitled to receive Employee's Monthly Base Salary for three (3) months after the date of termination of the employment relationship; provided, Employee has met the non-competition obligations of this Agreement. The payment shall be calculated based upon Employee's Monthly Base Salary immediately preceding termination of the employment relationship. Employee shall not be under any duty or obligation to seek or accept other employment following Involuntary Termination and the amounts due Employee hereunder shall not be reduced or suspended if Employee accepts subsequent employment. Employee's rights under this Section 3.5 are Employee's sole and exclusive rights against Employer, Enron, or their affiliates, and Employer's sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for any Involuntary Termination of the employment relationship. Employee covenants not to sue or lodge any claim, demand or cause of action against Employer for any sums for Involuntary Termination other than those sums specified in this Section 3.5. If Employee breaches this covenant, Employer shall be entitled to recover from Employee all sums expended by Employer (including costs and attorneys fees) in connection with such suit, claim, demand or cause of action. All outstanding grants of stock options (excluding AESOP) and restricted stock, which are unvested, shall become fully vested upon Involuntary Termination."

     3. Article 7, Section 7.1 of the Employment
     Agreement is hereby deleted in its entirety and the following is inserted in its entirety:

     "6.1 As part of the consideration for the compensation and benefits to be paid to Employee hereunder, in keeping with Employee's duties as a fiduciary and in order to protect Employer's interest in the confidential information of Employer and the business relationships developed by Employee with the clients and potential clients of Employer, and as an additional incentive for Employer to enter into this Agreement, Employer and Employee agree to the non-competition provisions of this Article 7. Employee agrees that during the period of Employee's non-competition obligations hereunder, Employee will not, directly or indirectly for Employee or for others, in any geographic area or market where
     Employer or any of its affiliated companies are conducting any business as of the date of termination of the employment relationship or during the previous twelve months conducted any business:

          (i)  engage in any business competitive with
     the business conducted by Employer;

          (ii) render advice or services to, or
     otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with the business conducted by Employer; or

          (iii) induce any employee of Employer or any of its affiliates to terminate his or her employment with Employer or its affiliates, or hire or assist in the hiring of any such employee by person, association, or entity not affiliated with Enron.

     These non-competition obligations shall extend until (a) one year after termination of the employment relationship upon a Voluntary
     Termination during the Term of this Agreement; (b) six (6) months after the date of termination of the employment relationship upon an Involuntary
     Termination; or (c) in the event the Term of the Agreement has expired, three (3) months after the date of termination of the employment relationship, whichever event is applicable.

     This Amendment is a Second Amendment to the Employment
Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Employment
Agreement, and any amendments thereto, shall remain in full force and effect and without any change or modification, except as provided herein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                              ENRON CORP.


                              By: /s/ KENNETH L. LAY
                              Name:   Kenneth L. Lay
                              Title:  Chairman & CEO
                              This 19th day of November, 1999



                              JOSEPH W. SUTTON


                              /s/ JOSEPH W. SUTTON
                              This 19th day of November, 1999